UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 27, 2009

AgFeed Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-33674	20-2597168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite A1001-1002, Tower 16, Hengmao Int'l Center
Nanchang City, Jiangxi Province, China 330003
(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code:    86-791-6669093

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 3.01.                                Notice of Delisting or Failure to Satisfy a Continued Listing Rule orStandard; Transfer of Listing.

(b)           By letter dated February 27, 2009 to the staff of The NASDAQ Stock Market, AgFeed Industries, Inc. (the "Company") agreed to seek shareholder ratification at its upcoming annual meeting of shareholders for the issuance of common stock and warrants in the Company's registered direct offering on December 31, 2008. In the letter, the Company also agreed to not effect exercises of the warrants prior to the date of the annual meeting, which the Company plans to hold in early June, well before the date the warrants become exercisable.

On December 31, 2008, we issued 5,000,006 shares of our common stock and warrants to purchase 3,500,000 shares of our common stock for aggregate gross proceeds of approximately $8,750,000. The sales were made under our shelf registration statement to four institutional investors. Nasdaq Marketplace Rule 4350(i)(1)(D)(ii) requires shareholder approval for the issuance of common stock or securities exercisable for common stock equal to 20% or more of the common stock outstanding before the issuance for less than the greater of book or market value of the stock. The shares of common stock were sold at a discount to market price, but only represented approximately 15.2% of our outstanding common stock prior to the sale, well below the 20% limit of Marketplace Rule 4350(i)(1)(D)(ii). However, the shares of our common stock issuable upon exercise of the warrants represented approximately 10.6% of our common stock prior to the sale. While the $2.50 exercise price of the warrants was greater than the market price of our common stock at the time of the sale, it was less the book value of our shares as of September 30, 2008.

Members of the Company's management having the right to vote 11,460,024 shares of the Company's common stock (representing approximately 35% of the outstanding common stock prior to the completion of the offering) have agreed to vote in favor of the ratification. The ratification will be approved if a majority of the votes cast on the ratification proposal at the annual meeting vote to approve it, not counting any votes represented by the shares of common stock issued in the offering.

Item 8.01.                                Other Events.

The Company incorporates herein by reference the information provided in Item 3.01(b) of this Current Report on Form 8-K.

The Company will distribute a proxy statement to security holders in connection with the upcoming annual meeting of shareholders. SHAREHOLDERS OF THE COMPANY AND OTHER INTERESTED PERSONS ARE ADVISED TO READ, WHEN AVAILABLE, THE COMPANY'S DEFINITIVE PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES FOR THE ANNUAL MEETING BECAUSE THIS PROXY STATEMENT WILL CONTAIN IMPORTANT INFORMATION. The proxy statement will be mailed to shareholders as of a record date to be established for voting at the annual meeting. Shareholders will also be able to obtain a copy of the definitive proxy statement, without charge, once available. The proxy statement can also be obtained, without charge, at the SEC’s Internet site http://www.sec.gov or by written request to the Company at Suite A1001-1002, Tower 16, Hengmao Int'l Center Nanchang City, Jiangxi Province, China 330003, Attention: Company Secretary.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 4, 2009

AGFEED INDUSTRIES, INC.

By:	/s/ Gerard Daignault
Gerard Daignault
Chief Operating Officer